EXHIBIT 10.1

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Buyer,
and
ANGEL OAK MORTGAGE FUND TRS, as a Seller
and
ANGEL OAK MORTGAGE, INC., as a Seller
AMENDMENT NO. 1
dated as of February 4, 2022
to the
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
dated as of June 21, 2021

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
This Amendment No. 1 to the Amended and Restated Master Repurchase Agreement, dated as of February 4, 2022 (this “Amendment”), is entered into by and among Deutsche Bank AG, New York Branch, as buyer (the “Buyer”), and Angel Oak Mortgage Fund TRS, a Delaware statutory trust (“Trust Seller” or a “Seller”), and Angel Oak Mortgage, Inc., a Maryland corporation (“REIT Seller” or a “Seller”, and together with Trust Seller, collectively, “Sellers”). Any capitalized terms not defined herein shall have the meaning assigned to such term in the Repurchase Agreement (as defined below).
WHEREAS, the parties hereto entered into that certain Amended and Restated Master Repurchase Agreement, dated as of June 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”); and
WHEREAS, the parties hereto desire to amend the Repurchase Agreement as described below;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments.
(a)Section 2 of the Repurchase Agreement is hereby amended by deleting the definitions of “Alternative Base Rate”, “Available Tenor”, “Benchmark Replacement Conforming Changes”, “Corresponding Tenor”, “Draw Fee”, “Early Opt-In Election”, “ISDA Definitions”, “LIBOR”, “LIBOR Determination Date”, “Published 30 Day Average SOFR” and “SOFR Administrator’s Website” in their entirety.
(b)Section 2 of the Repurchase Agreement is hereby amended by deleting the definitions of “Benchmark”, “Benchmark Replacement”, “Benchmark Replacement Adjustment”, “Benchmark Replacement Date”, “Benchmark Transition Event”, “Benchmark Unavailability Period”, “Business Day”, “Daily Simple SOFR”, “Reference Time”, “Relevant Governmental Body”, “SOFR”, “SOFR Administrator” and “Term SOFR” and replacing them with the following, respectively:
“Benchmark” means, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 41(a). If the Benchmark as determined pursuant to the preceding sentence would be less than the Floor, the Benchmark will be deemed to be the Floor for the purposes of this Agreement and any other Program Agreements.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Buyer for the applicable Benchmark Replacement Date:
(a)    Daily Simple SOFR; and
(b)    the sum of: (i) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and any other Program Agreements.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer in its sole but good faith discretion, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the Federal Reserve Board, the NYFRB, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Program Agreement in accordance with Section 41 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Program Agreement in accordance with Section 41.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, Calculation and Paying Agent or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City, Delaware, Georgia or Minnesota.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Buyer decides that any such convention is not administratively feasible for Buyer, then Buyer may establish another convention in its reasonable discretion.

“Reference Time” means, with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, approximately 5:00 a.m., Chicago time, two U.S.

Government Securities Business Days prior to the date of such setting, and (b) if such Benchmark is not Term SOFR, the time determined by Buyer in its reasonable discretion.

“Relevant Governmental Body” means, The Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“SOFR” has the meaning assigned to such term in the Pricing Side Letter.

“SOFR Administrator” has the meaning assigned to such term in the Pricing Side Letter.

“Term SOFR” has the meaning assigned to such term in the Pricing Side Letter.

(c)Section 2 of the Repurchase Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“Base Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Conforming Changes” means, with respect to either the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Pricing Rate,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of Transaction Requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Buyer decides, in its reasonable discretion, may be appropriate to reflect the adoption and implementation of such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and any other Program Agreements).

“Federal Funds Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Floor” has the meaning assigned to such term in the Pricing Side Letter.

“Periodic Term SOFR Determination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Term SOFR Administrator” has the meaning assigned to such term in the Pricing Side Letter.

“Term SOFR Reference Rate” has the meaning assigned to such term in the Pricing Side Letter.

“U.S. Government Securities Business Day”: means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(d)Section 5(a) of the Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
a.    The Pricing Rate shall be reset once per Accrual Period, on the related Periodic Term SOFR Determination Date, and, in each case, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Payment Date as set forth in Section 7. Two (2) Business Days prior to the Payment Date, Buyer shall give Sellers written or electronic notice of the amount of the Price Differential due on such Payment Date. On the Payment Date, Sellers shall pay or cause to be paid to Buyer pursuant to Section 7 hereof the accrued and unpaid Price Differential for such Payment Date (along with any other amounts to be paid pursuant to Section 7 hereof).

(e)Section 7(b)(2) of the Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
(2)    second, to the Buyer in payment of (a) any accrued and unpaid Price Differential and (b) all other costs, fees and other amounts due and payable to Buyer (other than Margin Deficit) pursuant to this Agreement and the other Program Agreements;

(f)Section 10(b)(5) of the Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
(5)    Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on the then-applicable Benchmark.

(g)Section 10(b) of the Repurchase Agreement is hereby amended by adding a new Section (10)(b)(14) immediately after following Section 10(b)(13):
(14)    SBC Mortgage Loans. To the extent any Mortgage Loan that is subject to a proposed Transaction is an SBC Mortgage Loan, Buyer must approve such Transaction, SBC Underwriting Guidelines, Seller Provided Diligence Package and expected repurchase strategy related to such SBC Mortgage Loans in writing prior to the Purchase Date.

(h)Section 14(z) of the Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
z.    Regulation G, T, U or X. No Seller is in the business of acquiring a security that is margin stock or that would violate or be inconsistent with the provisions of Regulation G, T, U or X of the Federal Reserve Board.

(i)Section 15(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
a.    Payment Failure. Failure of Sellers to (i) make any payment of Price Differential or Repurchase Price, on a Payment Date, Optional Prepayment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Sellers to Buyer or to any Affiliate of Buyer (subject to any applicable cure periods), (ii) cure any Margin Deficit when due pursuant to Section 6.a hereof or (iii) unless otherwise specified in this Section 15, make payment of any other sum which has become due under the terms of this Agreement or any other Program Agreement which failure under this clause (iii) is not remedied within five (5) Business Days after written notice from Buyer.

(j)Section 24 of the of the Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
24. Binding Effect; Governing Law; Jurisdiction; Waiver of Jury Trial

a.    This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Sellers acknowledge that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer.
b.    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY).
c.    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(1)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(2)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND
(3)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
d.    SELLERS AND THE BUYER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(k)Section 31 of the Repurchase Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
31. Counterparts

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be executed and delivered by electronic signatures and may be transmitted between them by email and/or facsimile. The parties intend that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

(l)The Repurchase Agreement is hereby amended by deleting Section 41 in its entirety and replacing it with the following:
41. Alternative Rate of Interest

a.    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Program Agreement, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Agreement in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Program Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Agreement in respect of any Benchmark setting at or after 2:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Sellers without any amendment to, or further action or consent of any other party to, this Agreement or any other Program Agreement, so long as Buyer has not received, by such time, written notice of objection to such Benchmark Replacement from Sellers; provided, that, with respect to any such Benchmark Replacement containing any SOFR-based rate, Sellers shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.
b.    Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Agreement, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Program Agreement.
c.    Notices; Standards for Decisions and Determinations. The Buyer will promptly notify Sellers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.

d.    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Program Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Buyer may modify the Price Differential for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Buyer may modify the Price Differential for all Benchmark settings at or after such time to reinstate such previously removed tenor.
e.    Benchmark Unavailability Period. Upon a Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) such Seller may revoke any request for a Transaction and, failing that, such Seller will be deemed to have converted any such request into a request for a Transaction whose Pricing Rate is the Base Rate and (ii) any outstanding affected Transaction will be deemed to have been so converted at the end of the applicable Pricing Differential.
f.    Decisions and Determinations. Any determination, decision or election that may be made by Buyer pursuant to this Section 41 (or pursuant to any capitalized term used in this Section 41 or in any such capitalized term), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and, notwithstanding anything to the contrary in the Program Agreements, will become effective without consent from any other party to this Agreement or any other Program Agreement, except, in each case, as expressly required pursuant to this Section 41 Buyer does not warrant to, or accept any responsibility for, and Buyer shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability or (ii) the effect, implementation or composition of any Conforming Changes. Buyer and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Sellers. Buyer may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
g.    Buyer does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Buyer and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Sellers. Buyer may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Sellers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(m)The Repurchase is hereby amended by deleting Section 42 in its entirety and replacing with the following:
42.    Amendments
Notwithstanding anything in any Program Agreement to the contrary, following the determination of a Benchmark Replacement, this Agreement may be amended by the Buyer, without the consent of the Sellers or any other Person and, except as provided in Section 41, without satisfying any other amendment provisions of this Agreement or any other Program Agreement, to implement a Benchmark Replacement and any Conforming Changes. For the avoidance of doubt, any Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to, but not before, the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any Conforming Changes.

Section 2.Conditions to Effectiveness of this Amendment.    This Amendment shall become effective on the date on which the Buyer shall have received and Sellers shall have completed, or shall have caused to be completed, the following conditions (such date, the “Amendment Effective Date”):
(a)counterparts duly executed of this Amendment by each of the parties hereto;
(b)counterparts duly executed of that certain Amendment No. 1 to the Amended and Restated Pricing Side Letter, dated as of the date hereof; and
(c)the Buyer shall have received all fees, expenses and other amounts due and payable to it under the Pricing Side Letter, the other Program Agreements and this Amendment on or prior to the date hereof.

Section 3.Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Repurchase Agreement shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall be effective as of the Amendment Effective Date upon the satisfaction of the conditions precedent set forth in Section 2 above and shall not be effective for any period prior to the Amendment Effective Date. After this Amendment becomes effective, all references in the Repurchase Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Repurchase Agreement or references to the Repurchase Agreement in the Program Agreements, shall be deemed to be references to the Repurchase Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Repurchase Agreement other than as set forth herein.
Section 4.Representations and Warranties. The Sellers hereby represents and warrants that:
(a)it has the requisite power and authority, and legal right, to execute and deliver this Amendment and to perform its obligations under this Amendment, the Repurchase Agreement as amended by this Amendment and the other Program Agreements to which it is a party;
(b)each of this Amendment, the Repurchase Agreement as amended by this Amendment and the other Program Agreements to which it is a party constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(c)each representation and warranty of it contained in the Repurchase Agreement as amended by this Amendment and the other Program Agreements to which it is a party is true and correct and is hereby restated and affirmed;
(d)each covenant and each other agreement of it contained in the Repurchase Agreement as amended by this Amendment and the other Program Agreements to which it is a party is true and correct and is hereby restated and affirmed;
(e)the execution and effectiveness of this Amendment shall not materially affect it in the performance of its obligations under the Repurchase Agreement and the other Program Agreements; and
(f)in order to induce the Buyer to execute and deliver this Amendment and as of the Amendment Effective Date, it is in full compliance with all of the terms and conditions of the Repurchase Agreement and each other Program Agreement and no Default or Event of Default has occurred and is continuing under the Repurchase Agreement or any other Program Agreement.
Section 5.Expenses. The Sellers hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Repurchase Agreement and the other Program Agreements, the Sellers shall pay as and when billed by the Buyer all of the reasonable out-of-pocket costs and expenses incurred by the Buyer (including all reasonable and documented fees, disbursements and expenses of counsel to the Buyer) in connection with the development, preparation and execution of this Amendment and all other documents prepared in connection herewith.

Section 6.Ratification. The parties hereto ratify all terms of the existing Repurchase Agreement other than those amended hereby, and ratify those provisions as amended hereby.
Section 7.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 8.Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
Section 9.Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 10.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AMENDMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.
Section 11.SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(g)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(h)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND
(i)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
Section 12.WAIVER OF JURY TRIAL. EACH OF THE SELLERS AND THE BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

Section 13.Entire Agreement. The Repurchase Agreement, as amended by this Amendment, embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and any understandings relating to the matters provided for herein, and, to the extent they conflict with the Repurchase Agreement, any disclaimers in any data tapes and other materials provided to Buyer by or on behalf of the Sellers unless otherwise explicitly agreed to by the Buyer and the Sellers in such other materials. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
SELLERS:
ANGEL OAK MORTGAGE FUND TRS, as a Seller

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as Administrator

By: /s/ Dory Black
Name: Dory Black
Title: General Counsel
Notice to:
Angel Oak Mortgage Fund TRS
c/o Angel Oak Capital Advisors, LLC
3344 Peachtree Road NE, Suite 1725
Atlanta, Georgia 30326
Attention: Ashish Negandhi
Email: ashish.negandhi@angeloakcapital.com

ANGEL OAK MORTGAGE, INC., as a Seller

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer
Notice to:
Angel Oak Mortgage, Inc.
c/o Angel Oak Capital Advisors, LLC
3344 Peachtree Road NE, Suite 1725
Atlanta, Georgia 30326
Attention: Ashish Negandhi
Email: ashish.negandhi@angeloakcapital.com

BUYER:
DEUTSCHE BANK AG, NEW YORK BRANCH
By: /s/ Timur Otunchiev
Name: Timur Otunchiev
Title: Director
By: /s/ Ryan Stark
Name: Ryan Stark
Title: Managing Director
Notice to:
Deutsche Bank AG, New York Branch
One Columbus Circle
New York, New York 10019
Attention: Loan Operations
E-Mail: abs.conduits@db.com;
bilat.deals-ny@db.com; dbmortgage@list.db.com
Fax: (904) 866-4591

With a copy to:

Deutsche Bank Securities, Inc.
One Columbus Circle
New York, New York 10019
Attention: Structured Credit Mortgage Team
E-Mail: csg.repo@list.com; dbmortgage@list.db.com
Fax: (904) 866-4591